Exhibit 10.(c)

FIFTH AMENDMENT TO THE
FIRST AMENDED AND RESTATED AGREEMENT
OF LIMITED PARTNERSHIP OF
SAUL SUBSIDARY II LIMITED PARTNERSHIP

THIS FIFTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL SUBSIDIARY II LIMITED PARTNERSHIP (this “Fifth Amendment”) is made as of January 1, 2016.

WHEREAS, Saul Subsidiary II Limited Partnership (the “Partnership”) was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the “Original Agreement”);

WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of August 26, 1993 (as amended, the “Agreement”);

WHEREAS, the General Partner has determined it is in the best interests of all of the Partners to terminate the Guaranteed Payment made pursuant to Article 5 of the Agreement; and

WHEREAS, the Limited Partner agrees to such termination;

WHEREAS, the General Partner and the Limited Partner desire to amend the Agreement to accomplish the same;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.
Section 5.2, Section 13.2 (A)(3) and the phrase “(other than the Guaranteed Payment)” in Section 13.2 (A)(2) in the Agreement and all defined terms related thereto are deleted from the Agreement in their entirety.

2.
Except as the context may otherwise require, any terms use in this Fifth Amendment which are defined in the Agreement shall have the same meaning for purposes of this Fifth Amendment as in the Agreement.

3.	Except as herein amended, the Agreement is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

4.	This Fifth Amendment shall be effective as of January 1, 2016.

IN WITNESS WHEREOF, the General Partner and the Limited Partner have executed this Fifth Amendment effective for all purposes as of the date first above written.

GENERAL PARTNER:

SAUL CENTERS, INC.

By: /s/ J. Page Lansdale
Name: J. Page Lansdale
Title: President and Chief Operating Officer

LIMITED PARTNER:

SAUL HOLDINGS LIMITED PARTNERSHIP
By: Saul Centers, Inc., its general partner

By: /s/ Scott V. Schneider
Name: Scott V. Schneider
Title: Senior Vice President